Morgan Stanley China A Share Fund, Inc.
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Zhongan Online P&C
Purchase/Trade Date9/22/2017
Offering Price of Shares: HKD 59.700
Total Amount of Offering: HKD 189,329,100
Amount Purchased by Fund: HKD 1,000,000
Percentage of Offering Purchased by Fund: 0.528%
Percentage of Fund's Total Assets: 1.28%
Brokers: J.P. Morgan Securities, Credit Suisse
(Hong Kong) Limited, UBS AG Hong Kong, CMB
International, CICC, PING AN OF CHINA
SECURITIES (HONG KONG), Morgan Stanley &
Co. International plc, ICBCI, BOC International,
BOCI Asia Limited, ABC International, Essence
International, Head & Shoulders Securities Limited,
Futo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Crystal International Group
Ltd.
Purchase/Trade Date: 10/30/2017
Offering Price of Shares: HKD 7.500
Total Amount of Offering: HKD 509,300,000
Amount Purchased by Fund: HKD 1,000,000
Percentage of Offering Purchased by Fund: 0.196%
Percentage of Fund's Total Assets: 0.16%
Brokers: Morgan Stanley, HSBC, Citi
Purchased from: HSBC
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.